UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

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Ivy Funds

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April 15, 2021

Dear Fellow Shareholder:

We are less than one week from the adjourned Special Joint Meeting of Shareholders of certain Ivy Funds, to be held on April 23, 2021 at 11:30 a.m., Central Time.  We are close to obtaining the votes needed on the remaining few funds to successfully pass second meeting proposal 1, to approve a new investment advisory agreement, and proposal 2, to permit your Fund’s investment advisor to recommend and hire sub advisors for all Ivy Funds.

You have three options to cast your vote, but because the meeting is next week, we urge you to vote by telephone or internet.

WE NEED ALL RETAIL SHAREHOLDERS TO PARTICIPATE – PLEASE CAST YOUR VOTE TODAY

Even though a substantial number of your fellow shareholders have voted to support the proposals, it is important that YOU take the initiative to vote your shares before April 23rd. A signed and dated proxy card might make it in time for the meeting, but your vote is sure to be counted if you vote by internet or telephone.

Thank you,

Philip J. Sanders
President

 WDRIF-A3-042321